UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2006 (September 14, 2006)

ETHANEX ENERGY, INC.
(f/k/a New Inverness Explorations, Inc.)

(Exact name of registrant as specified in its charter)

Nevada	333-129810	Pending
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14500 Parallel Road, Suite A
Basehor, KS	66007
(Address of principal executive offices)	(Zip Code)

(913) 724-4106
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 14, 2006, the Board of Directors (the “Board”) of Ethanex Energy, Inc, f/k/a New Inverness Explorations, Inc. (“Ethanex”) appointed former Burlington Northern Santa Fe Corporation executive, Thomas G. Kraemer, as an additional director of the Board to serve until the next annual meeting of the shareholders, and the qualification or election of his successor, or until his earlier removal, death, or resignation. A copy of the press release announcing Mr. Kraemer’s appointment to the Board is attached hereto as Exhibit 99.1

Mr. Kraemer was appointed Chairman of the United States Department of Energy’s National Coal Council for 2004 - 2005. Over the past 15 years Mr. Kraemer has been actively involved with a variety of energy related organizations, including the Center for Energy and Economic Development, American Coal Council, National Mining Association, and Association of American Railroads.

Mr. Kraemer's 25 year career in the railroad industry began in 1981 as a Marketing Manager in the Forest Products Business Unit. In 1984, he obtained a position in corporate strategic planning and the Director of Interline Marketing. From 1988 through 1991 he was responsible for BNSF’s freight equipment and locomotive investments. In 1991, he was promoted to Assistant Vice President-Coal Logistics and was promoted again in 1993 to Vice President of the Iron and Steel Business Unit. In 1996, Mr. Kraemer became Vice President of Coal and Grain Operations until his appointment in 1999 to lead BNSF’s Coal Business Unit.

Mr. Kraemer holds a B.S. degree in Forest Resources Development from the University of Minnesota as well as an M.B.A. from Mankato State University.

Ethanex intends to grant Mr. Kraemer options to purchase 15,000 shares of Ethanex common stock within 30 days of the date of his appointment to the Board. Such option shares will vest on the one year anniversary date of Mr. Kraemer’s appointment. For each subsequent year Mr. Kraemer serves as a director, Ethanex intends to grant options to purchase 10,000 shares of common stock. Mr. Kraemer will receive $5,000 per quarterly Board meeting (pluc $1,500 per meeting attended in person), $1,500 per day for other Board or Committee meetings (plus $2,000 for meetings attend in person at Ethanex’s request).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit No.	Description
99.1	Press Release dated September 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHANEX ENERGY, INC.

Dated: September 20, 2006	By:	/s/ Albert W. Knapp
Name: Albert W. Knapp
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated September 14, 2006